UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              Expert Systems, Inc.

-------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

   Nevada                                                       20-0375035
--------------------------------------------------------------------------------
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                          6900 E. Princess Drive, #2176
                              Scottsdale, AZ 85054
                                 (480) 659-8036
 -------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                          6900 E. Princess Drive, #2176
                              Scottsdale, AZ 85054
                                 (480) 659-8036
 -------------------------------------------------------------------------------
     (Address of principal place of business or intended principal place of business)

                           Savoy Financial Group, Inc.
                         6767 W Tropicana Ave, Suite 207
                               Las Vegas NV 89103
                                  (702)248-1027
 -------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            Harold P. Gewerter, Esq.
                       5440 West Sahara Avenue, Suite 202
                               Las Vegas, NV 89146
--------------------------------------------------------------------------------

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box.[x]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                Proposed maximum
Tile of each class of        Dollar amount to   offering price per      Proposed maximum          Amount of
securities to be registered   be registered          share         aggregate offering price   registration fee
---------------------------- ----------------- ------------------ -------------------------- ------------------
       Common Stock            $100,000.00          $0.05                 $100,000.00               $12.67
---------------------------------------------------------------------------------------------------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   Prospectus
                              Expert Systems, Inc.

                        2,000,000 Shares of Common Stock
                                 $0.05 per Share

Expert Systems, Inc. is offering on a self-underwritten basis a minimum of 400,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 cents per share. The proceeds from the sale of the shares in this offering will be payable to Michael Berg Trust Account fbo Expert Systems. All subscription funds will be held in the Escrow Account pending the achievement of the Minimum Offering and no funds shall be released to Expert Systems, Inc. until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. See "Plan of Distribution."

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety days from the date of this prospectus. Expert Systems, Inc. in its sole discretion may terminate the offering prior to ninety days from the date of this prospectus.

Prior to this offering, there has been no public market for Expert Systems, Inc.'s common stock. Neither the Nasdaq National Market nor any national securities exchange lists Expert Systems' common stock.

            INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" STARTING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                               Underwriting Discounts &
                                                    Commissions
                    Number of                 (See "Plan of Distribution"
                      Shares   Offering Price   beginning on page 9)         Proceeds to the Company
------------------ ---------- --------------- ---------------------------- --------------------------
     Per Share           1              $0.05                   $0.00                           $0.05
   Total Minimum      400,000      $20,000.00                   $0.00                      $20,000.00
   Total Maximum    2,000,000     $100,000.00                   $0.00                     $100,000.00


This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Expert Systems, Inc. does not plan to use this offering prospectus before the effective date.

                 The date of this Prospectus is August 20, 2004

                                TABLE OF CONTENTS

                                                                            PAGE

Summary Information and Risk Factors...........................................5

Use of Proceeds...............................................................11

Determination of Offering Price...............................................12

Dilution......................................................................12

Plan of Distribution..........................................................12

Legal Proceedings.............................................................13

Directors, Executive Officers, Promoters and Control Persons..................14

Security Ownership of Certain Beneficial Owners and Management................15

Description of Securities.....................................................16

Interest of Named Experts and Counsel.........................................16

Disclosure of Commission Position of
   Indemnification for Securities Act Liabilities.............................16

Organization Within Last Five Years...........................................17

Description of Business.......................................................17

Management's Discussion and Plan of Operation.................................20

Description of Property.......................................................26

Certain Relationships and Related Transactions................................26

Market for Common Equity and Related Stockholder Matters......................27

Executive Compensation........................................................27

Financial Statements..........................................................28

Changes In and Disagreements With Accountants
on Accounting and Financial Disclosure........................................45

                  PART I: INFORMATION REQUIRED IN PROSPECTUS


SUMMARY INFORMATION AND RISK FACTORS
------------------------------------

     The Company

Expert Systems, Inc. ("ESI" or the "Company") was incorporated in the State of Nevada on April 16, 2002. ESI is a development stage company with the goal to become a distributor of golf merchandise. ESI has yet to commence its planned principal operations. As of the date of this Prospectus, ESI has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of ESI have expressed substantial doubt about ESI's ability to continue as a going concern. No alternative sources of funds are available to the company in the event it does not have adequate proceeds from this offering.

As of the date of this Prospectus, ESI has 10,375,000 shares of $0.001 par value common stock issued and outstanding.

ESI's administrative office is located at 6900 E. Princess Drive, #2176, Scottsdale, Arizona 85054, telephone (480) 659-8036.

ESI's fiscal year end is December 31.

     The Offering

ESI is offering on a self-underwritten basis a minimum of 400,000 and a maximum of 2,000,000 shares of the common stock at a price of $0.05 cents per share. The proceeds from the sale of the shares in this offering will be payable to "Michael Berg Trust Account fbo Expert Systems." All subscription agreements and checks should be delivered to Michael Berg, Attorney at Law. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in escrow pending the achievement of the Minimum Offering and no funds shall be released to ESI until such a time as the minimum proceeds are raised (see "Plan of Distribution"). If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. ESI will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within thirty (30) days of the close of the offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety (90) days from the date of this prospectus. Notwithstanding the conditions (i) and (ii) above, ESI in its sole discretion may terminate the offering prior to ninety (90) days from the date of this prospectus by a unanimous vote of ESI's Board of Directors.

ESI will apply the proceeds from the offering to pay for computer hardware & software, website development & maintenance, marketing, office furniture, salaries (if any), office supplies, and general working capital.

ESI's Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

The purchase of the common stock of this offering hereby involves a high degree of risk. No market for our common stock currently exists. See "Risk Factors" and "Dilution."

     Summary Financial Information

The summary financial data are derived from the historical financial statements of ESI. This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.


Balance Sheets Data

                                                           June 30,
                                               --------------------------------
                                                    2004               2003
                                               --------------    --------------
Assets
Cash and equivalents                          $         6,621     $           -
                                               --------------    --------------
Total current assets                                    6,621                 -
                                               --------------    --------------
                                                $       6,621     $           -
                                               ==============    ==============

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
  Accounts payable                              $         163     $           -

                                               --------------    --------------
Total current liabilities                       $         163     $           -
                                               --------------    --------------
Stockholders' equity:
  Common stock                                                            5,000
                                                       10,375
  Additional paid-in capital                           14,625                 -

  (Deficit) accumulated during development stage      (18,542)           (5,000)
                                               --------------    --------------
                                                        6,458                 -
                                               --------------    --------------
                                                $       6,621     $           -
                                               ==============    ==============
Statements of Operations Data

                                                                 April 16, 2002
                                     For the three months ended  (Inception) to
                                             June 30,                 June 30,
                                     ------------------------------------------
                                        2004         2003             2004
                                     -----------  -----------    --------------
Revenue                               $        -   $        -     $           -
                                     ----------   -----------    --------------
Expenses:
 Professional fees                         3,965            -            16,465
 General and administrative expenses       1,171            -             2,077
                                     -----------  -----------    --------------
        Total expenses                     5,136            -            18,542
                                     -----------  -----------    --------------
Net (loss)                            $   (5,136)  $        -     $     (18,542)
                                     ===========  ===========    ==============

     RISK FACTORS

Investment  in the  securities  offered  hereby  involves  certain  risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF ESI FAILS TO COMMENCE ITS PLANNED OPERATIONS.

ESI was formed in April 2002. ESI has no demonstrable operations record, on which you can evaluate the business and its prospects. ESI's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. ESI cannot guarantee that it will be successful in accomplishing its objectives. To date, ESI has not generated any revenues and may incur losses in the foreseeable future. If ESI fails to commence its planned golf merchandise distribution operations, investors in this offering may lose their entire investment.

ESI MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

ESI has limited capital resources. To date, we have funded our operations from the sale of equity securities and have not generated cash from operations. Unless ESI begins to generate sufficient revenues from distributing golf products to finance operations as a going concern, ESI may experience liquidity and solvency problems. Such liquidity and solvency problems may force ESI to go out of business if additional financing is not available. No alternative sources of funds are available to us in the event ESI does not have adequate proceeds from this offering. However, ESI believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

ESI'S INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

ESI has yet to commence its planned operations. As of the date of this Prospectus, ESI has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of ESI have expressed substantial doubt about ESI's ability to continue as a going concern. If ESI's business fails, the investors in this offering may face a complete loss of their investment.

ESI'S OPERATING RESULTS ARE VOLATILE AND DIFFICULT TO PREDICT. IF WE FAIL TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

ESI's annual and quarterly operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Because our operating results are volatile and difficult to predict, we believe that ongoing quarter-to-quarter comparisons of our operating results will not be a good indication of our future performance. It is likely that in some future quarter our operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock may decline significantly.

A number of factors will cause our gross margins to fluctuate in future periods, including the mix of products sold by us, inventory management, inbound and outbound shipping and handling costs, the level of product returns and the level of discount and promotional pricing.

Any change in one or more of these factors could impair our profitability.

SEASONALITY AND FLUCTUATIONS IN OUR BUSINESS COULD MAKE IT DIFFICULT FOR YOU TO EVALUATE OUR OPERATIONS ON A PERIOD BY PERIOD BASIS.

Our future operating results may fluctuate significantly from period to period due to our reliance on a sport with an intrinsic seasonality. Golfers are typically active during the second and third calendar quarters of the year, as compared to the first and fourth quarters, due to more temperate weather conditions. This seasonality, along with other factors that are beyond our control, including general economic conditions, changes in consumer behavior and periodic weather anomalies, could adversely affect our operations and cause our results of operations to fluctuate. Results of operations in any period should not be considered indicative of the results to be expected for any future period.

The sale of our products is also subject to substantial cyclical fluctuation. If our revenues in a particular quarter are lower than we anticipate, we may be unable to reduce spending in that quarter. As a result, any shortfall in revenues would likely adversely affect our quarterly operating results. Specifically, in order to attract and retain a larger customer base, we may plan to significantly increase our expenditures on sales and marketing, content development, technology and infrastructure. Many of these expenditures are planned or committed in advance and in anticipation of future revenues.

Due to the factors noted above and the other risks discussed in this section, quarter-to-quarter comparisons of our results of operations may not accurately predict future performance. It is possible that in some future quarters our results of operations may be below the expectations of public market analysts or investors. If this occurs, the price of our common stock may decline.

CHANGES IN CONSUMER PREFERENCES COULD REDUCE DEMAND FOR OUR PRODUCTS.

Any change in the preferences of golf enthusiasts that we fail to anticipate could reduce the demand for the golf-related products we intend to provide. Decisions about our focus and the specific products we plan to sell often are made in advance of distribution, and thus, consumers acquiring them. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products, excess inventories and lower profit margins.

IF ESI FAILS TO  ESTABLISH  AND MAINTAIN  RELATIONSHIPS  WITH  DISTRIBUTORS  AND
MANUFACTURERS  TO  OBTAIN  SUFFICIENT   QUANTITIES  OF  QUALITY  MERCHANDISE  ON
ACCEPTABLE COMMERCIAL TERMS, OUR SALES AND PROFITABILITY COULD SUFFER.

We intend to rely primarily on product manufacturers and third-party distributors to supply the products we offer. Our business would be seriously harmed if we were unable to develop and maintain relationships with suppliers that allow us to obtain sufficient quantities of quality merchandise on acceptable terms. Additionally, we may be unable to establish alternative sources of supply for our products to ensure delivery of merchandise in a timely and efficient manner or on terms acceptable to us. If we cannot supply our products to consumers at acceptable prices and on a timely basis, we may lose sales as consumers make purchases elsewhere. Further, an increase in supply costs could cause our operating losses to increase beyond current expectations.

TERMINATION OF OUR LICENSE AGREEMENT WITH SWING PLANE ENTERPRISES, LLC MAY CURTAIL OUR OPERATIONS.

We currently have a license agreement with Swing Plane Enterprises, LLC to sell the Plane Stick instructional product. At this time, we expect that all of our revenues over the next at least six months will be derived from sales of the Plane Stick. Thus, we are significantly reliant upon this agreement. In the event our agreement with Swing Plan Enterprises is terminated, we may be unable to generate any revenues and our operations may be severely limited.

BECAUSE OF COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES ESI MAY FAIL TO IMPLEMENT ITS BUSINESS MODEL PROFITABLY.

ESI is entering a highly competitive market segment. Our expected competitors include several larger and more established companies. Generally, ESI's actual and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources and greater name recognition. Therefore, these competitors have a significantly greater ability to attract clients. In addition, many of these competitors may be able to devote greater resources than ESI to the development, promotion and sale of services. There can be no assurance that ESI's current or potential competitors will not develop products and services comparable or superior to those to be offered by us. Increased competition could result in price reductions, reduced margins or loss of market share, any of which would materially and adversely affect ESI's business, results of operation and financial condition.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OF ESI CONTROL THE MAJORITY OF OUTSTANDING STOCK IN ESI.

The directors  and  executive  officers and their  affiliates  beneficially  own approximately 96% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders that will have purchased their stock in this offering.

CONFLICTS OF INTEREST FACED BY THE TOP MANAGEMENT OF ESI MAY JEOPARDIZE THE BUSINESS CONTINUITY OF ESI.

The operations of ESI depend substantially on the skills and experience of Brandon Winton and William Brent Griffin. Without employment contracts, ESI may lose Messrs. Winton and/or Griffin to other pursuits without a sufficient warning and, consequently, go out of business.

Either Mr. Winton or Mr. Griffin may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, these two individuals may face a conflict in selecting between ESI and hi other business interests. ESI has not formulated a policy for the resolution of such conflicts.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMESIATE AND SUBSTANTIAL DILUTION.

The present owner of ESI's issued and outstanding common stock acquired such common stock at a cost substantially less than what the investors in this offering will pay.

Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution." Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additionally, sales of common stock of the Company in the future could result in further "dilution."

"Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities of the ESI from total assets. In this offering, the level of dilution is substantial as a result of the low book value of the ESI's issued and outstanding stock. The net book value of ESI on June 30, 2004 was $0.0006 per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, the net book value of ESI will be $106,458 or $0.0086 per share. Therefore, the purchasers of the common stock in this offering will suffer an immediate and substantial dilution of approximately $0.0414 per share while the present stockholders of ESI will receive an immediate and substantial increase of $0.0080 per share in the net tangible book value of the shares they hold. This will result in a 82.79% dilution for purchasers of stock in this offering.

THE STOCK OF ESI IS A SPECULATIVE INVESTMENT THAT MAY RESULT IN LOSSES TO INVESTORS.

As of the date of this Prospectus, there is no public market for ESI's common stock. This Prospectus is a step toward creating a public market for ESI's stock, which may enhance the liquidity of ESI's shares. However, there can be no assurance that a meaningful trading market will develop. ESI makes no representation about the value of its common stock.

If the stock ever becomes tradable, the trading price of ESI's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond ESI's control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of ESI's stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE ESI STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

     Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of ESI and those preceded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document, could affect ESI's future results and could cause those results to differ materially from those expressed in such forward-looking statements.


USE OF PROCEEDS
----------------
Without realizing the Minimum Offering proceeds, ESI will not be able to commence planned operations and implement its business plan. The table below lists intended uses of proceeds indicating the amount to be used for each purpose and the priority of each purpose, if all of the securities are not sold. The timing of the use of proceeds will be in ESI's sole discretion.

ESI plans to use the proceeds as follows:

                                             Minimum             50% of Maximum         75% of Maximum            Maximum
                                      ---------------------- ---------------------- ---------------------- ----------------------
                                             $         %          $           %          $           %          $           %
                                      ---------------------- ---------------------- ---------------------- ----------------------
       Offering Proceeds                  20,000     100.00%     50,000     100.00%     75,000     100.00%    100,000     100.00%
       Offering Expenses1                  6,000      30.00%      6,000      12.00%      6,000       8.00%      6,000       6.00%
                                      ---------------------- ---------------------- ---------------------- ----------------------
       Net Proceeds from Offering         14,000      70.00%     44,000      88.00%     69,000      92.00%     94,000      94.00%

       Use of Net Proceeds
            Computer Hardware &
              Software                     3,000      15.00%      9,000      18.00%      9,000      12.00%      9,000       9.00%
            Website Development &
              Maintenance                  5,000      25.00%     10,000      20.00%     10,000      13.33%     10,000      10.00%
            Marketing                      1,000       5.00%      5,000      10.00%      7,500      10.00%     10,000      10.00%
            General Working Capital2       3,000      15.00%     16,000      32.00%     21,500      28.67%     32,000      32.00%
            Office Supplies                1,000       5.00%      1,000       2.00%      3,000       4.00%      5,000       5.00%
            Salaries                           0       0.00%          0       0.00%     15,000      20.00%     25,000      25.00%
            Office Furniture               1,000       5.00%      3,000       6.00%      3,000       4.00%      3,000       3.00%
                                      ---------------------- ---------------------- ---------------------- ----------------------
       Total Use of Net Proceeds          14,000      70.00%     44,000      88.00%     69,000      92.00%     94,000      94.00%
                                      ---------------------- ---------------------- ---------------------- ----------------------
       Total Use of Proceeds              20,000     100.00%     50,000     100.00%     75,000     100.00%    100,000     100.00%
                                      ====================== ====================== ====================== ======================

1 The offering expenses are fixed and will not vary depending on the proceeds raised in the offering.
2 The category of General Working Capital may include printing costs, postage, telephone services, overnight services and other operating expenses.

DETERMINATION OF OFFERING PRICE
--------------------------------
The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to ESI's assets, book value, historical earnings or net worth. In determining the offering price, ESI considered such factors as the prospects, if any, for similar companies, ESI's anticipated results of operations, the present financial resources of ESI's and the likelihood of acceptance of this offering.

DILUTION
--------
"Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities of the ESI from total assets. In this offering, the level of dilution is substantial as a result of the low book value of the ESI's issued and outstanding stock. The net book value of ESI on June 30, 2004 was $0.0006 per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, the net book value of ESI will be $106,458 or $0.0086 per share. Therefore, the purchasers of the common stock in this offering will suffer an immediate and substantial dilution of approximately $0.0414 per share while the present stockholders of ESI will receive an immediate and substantial increase of $0.0080 per share in the net tangible book value of the shares they hold. This will result in a 82.79% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the shares in this offering:

                                                                     Assuming the sale by ESI of:
                                                           --------------------------------------------
                                                           Minimum Offering    Maximum Offering
                                                           -----------------  -----------------
Offering price per share                                               $0.05             $0.05
Net tangible book value per share per share before offering          $0.0002            $0.0002
Increase attributable to existing shareholders                       $0.0018            $0.0080
Net tangible book value per share per share after offering           $0.0025            $0.0086
Per share dilution                                                   $0.0475            $0.0414
Dilution %                                                            95.09%             82.79%



PLAN OF DISTRIBUTION
---------------------
Shares of common  stock will be sold  directly  through  the  efforts of Messrs.
Brandon Winton and William Brent Griffin, both of whom are officers and directors of ESI. ESI believes that both Messrs. Winton and Griffin are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Messrs. Winton and Griffin are:

1.   Not  subject to a  statutory  disqualification,  as that term is defined in section 3(a)39 of the Act, at the time of their participation; and
2. Not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Not at the time of their participation an associated person of a broker or dealer; and
4.   Meeting the conditions of the following:

     A. They primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
     B. They were not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
     C. They do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

The officers and directors of ESI may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, ESI has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if ESI were to enter into such arrangements, ESI will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which ESI has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, ESI has not identified the specific states, where the offering will be sold. ESI will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Michael Berg Trust Account fbo Expert Systems ("Escrow Account"). All subscription agreements and checks should be delivered to Michael Berg. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Escrow Account pending achievement of the Minimum Offering and no funds shall be released to ESI until such a time as the minimum proceeds are raised. If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Escrow Agent is $500.00. (See Exhibit 99(a).)

Investors   can  purchase   common  stock  in  this  offering  by  completing  a
Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Michael Berg, Attorney at Law, 16810 Avenue of the Fountains, Suite 222, Fountain Hills, AZ 85268. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. Investors' failure to pay the full subscription amount will entitle ESI to disregard investors' subscription. Investors' subscription is not binding and will not become effective unless and until it is accepted.

ESI reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once ESI accepts a subscription, the subscriber cannot withdraw it.

Legal Proceedings.
------------------
No director, officer, significant employee or consultant of ESI has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee or consultant of ESI has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of ESI has been convicted of violating a federal or state securities or commodities law.


Directors, Executive Officers, Promoters and Control Persons.
-------------------------------------------------------------
Each of ESI's directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding executive officers and directors of ESI as of the date of this Prospectus:

  Name and Address          Age                   Position
---------------------- -----------   -------------------------------

Brandon Winton              29          President and CEO

William Brent Griffin       34          Vice-President and Secretary


Messrs. Winton and Griffin have held their offices/positions since December 2003 and are expected to continue to hold their offices/positions until the next annual meeting of ESI's stockholders. At the date of this prospectus, ESI is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Brandon Winton, President and CEO: Mr. Winton is experienced in retail operations, specializing in merchandizing, daily course operations, tournament and promotional preparations. He is also attempting to become a PGA member. From 2000 to the present, Mr. Winton is the Assistant Golf Professional of Fire Rock Country Club, a private country club in Fountain Hills, Arizona. Brandon Winton assists in monitoring and adjusting the annual business plan, is responsible for daily golf shop operations, merchandising and tournament preparations. In addition, Mr. Winton teaches private lessons to players of all skill levels. From 1998 to 2000, he was the Outside Services/Players Assistant for The Phoenician Golf and Resort in Scottsdale, Arizona, where he operated and managed daily tee sheets and pace of play log.

William Brent Griffin, Vice President and Secretary: William Griffin is a golf professional, trained in daily course management operations. From 2002 to the present, Mr. Griffin has been the Apprentice Golf Professional at Fire Rock Country Club in Fountain Hills, Arizona, where he supervises and manages the golf operations. He is trained in daily golf shop operations including the sale and display of retail merchandise, inventory control, point of sale entries and starting time reservations. In 2002, Mr. Griffin was the Apprentice Golf Professional at Bulls Bay Golf Club in South Carolina. From 1997 to 2000, he was the Apprentice Golf Professional at the Tournament Player's Club at Sugarloaf, Georgia, which is a private facility managed by the PGA Tour. During his tenure there, Mr. Griffin was involved with merchandising procedures for three PGA Tour events.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
----------------------------------------------------------------
The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of ESI's common stock by all persons known by ESI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to ESI's knowledge, either sole or majority voting and investment power.

                                                                          Amount of
  Title Of                                                                Beneficial
    Class     Name, Title and Address of Beneficial Owner of Shares(1)    Ownership(2)     Percent of Class
                                                                                       -------------------------
                                                                                          Before       After
                                                                                         Offering    Offering(3)
----------- ---------------------------------------------------------- --------------- ----------- -------------
Common      Brandon Winton, President and CEO                                5,000,000      48.19%        40.40%

Common      William Brent Griffin, Vice-President and Secretary              5,000,000      48.19%        40.40%

----------- ---------------------------------------------------------- --------------- ----------- -------------
            All Directors and Officers as a group (2 persons)               10,000,000      96.39%        80.81%
----------- ---------------------------------------------------------- --------------- ----------- -------------

Notes:

1. The address for Brandon Winton and William Brent Griffin is 6900 E. Princess Drive, #2176, Scottsdale, Arizona 85054.

2. As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3. Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock) by ESI. The aggregate amount of shares to be issued and outstanding assuming a maximum offering is 12, 375,000.

DESCRIPTION OF SECURITIES
--------------------------
ESI's authorized capital stock consists of 25,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of ESI's common stock:

o have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by ESI's Board of Directors;
o are entitled to share ratably in all of ESI's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of ESI's affairs;
o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
o are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of ESI's common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of ESI's directors.

Cash Dividends

As of the date of this Prospectus, ESI has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of ESI's board of directors and will depend upon ESI's earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is present intention of ESI not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in ESI's business operations.

Reports

After this offering,  ESI will furnish its  shareholders  with annual  financial
reports  certified  by  ESI's  independent   accountants,   and  may,  in  ESI's
discretion, furnish unaudited quarterly financial reports.


INTEREST OF NAMED EXPERTS AND COUNSEL
-------------------------------------
None.


DISCLOSURE  OF  COMMISSION   POSITION  OF  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES
--------------------------------------------------------------------------------
Indemnification of Directors and Officers

ESI's Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. See Item 24 "Indemnification of Directors and Officers."

   The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS
-----------------------------------
Expert Systems, Inc. was incorporated in Nevada on April 16, 2002. Mr. Paul Andre, President, of Savoy Financial Group, Inc., served as ESI's initial resident agent. At the request of Mr. Brandon Winton, a shareholder of Expert Systems, Inc., Mr. Michael L. Quiel served as the initial incorporator, President, and sole member of the Board of Directors. On April 16, 2002, Mr. Quiel resigned his position as President and sole director of ESI and Brandon Winton became President and sole director of ESI.

Please see "Recent Sales of Unregistered Securities" on page 48 for our capitalization history.


DESCRIPTION OF BUSINESS
-----------------------
A. Business Development and Summary

Expert Systems, Inc. was incorporated in the State of Nevada on April 16, 2002. ESI, a development stage company, plans to distribute golf-related merchandise in the retail golf industry. The primary market for ESI's services will be Arizona because the company's headquarters is located in that State, and our officers and directors have potential business contacts in the Arizona golf community. ESI expects to expand regionally in years three through five after commencing planned operations, with the initial focus on markets in the southwest. The exact plan of operations outlining this expansion has not yet been developed.

ESI has yet to commence planned operations. As of the date of this Prospectus, ESI has had only limited start-up operations and generated no revenues. ESI believes that, if it obtains the minimum proceeds, ESI will be able to implement its business plan and conduct business pursuant to the business plan for the next twelve months.

On January 13, 2004, we entered into a license agreement with Swing Plane Enterprises, LLC to distribute the Plan Stick Training System. The agreement provides us with a non-exclusive license to sell the Plane Stick in North America. The Plane Stick will be manufactured by a third-party contracted by Swing Plane Enterprises. We do not have right to the title or intellectual property of the Plane Stick. In exchange, we agree to pay Swing Plane Enterprises $47.00 per unit we sell. The agreement will terminate automatically on January 1, 2007, unless otherwise terminated by either party with 60 days written notice.

ESI has no intention to engage in a merger or acquisition with an unidentified company.

ESI's  administrative   office  is  located  at  6900  E.  Princess  Dr.  #2176,
Scottsdale, AZ 85054, telephone (480) 396-6275.

ESI's fiscal year end is December 31.

B. Business of Issuer

   Principal Products and Principal Markets

Expert Systems, Inc. intends to market golf improvement and learning products designed to promote proper training, fitness and swing mechanics for beginning golfers who want to learn how to play golf, as well as advanced golfers who wish to improve their skills and technique. Expert Systems believes the sport of golf is growing in popularity, particularly among women and senior players. In certain foreign markets, particularly Japan, Germany and Sweden, golf has also experienced significant growth over the last decade. The golf instruction business is premised on a golfer's continuing desire to improve his or her game, as well as the instruction desired by new golfers. Historically, instruction has been conducted primarily by local golf professionals. In recent years, technological improvements and the interests of both the golf professional and consumer have created a shift towards instructional products and programs.

The first product ESI plans to introduce will be the Plane Stick, a golf swing trainer invented by Swing Plane Enterprises, LLC. The Plane Stick swing trainer is designed to help golfers cure slices, pulls and numerous other poor golf shots and is based on actual drills that instructors have been using for years to help golfers cure swing faults. The following features of the Swing Plane, Plane Stick make it a versatile and effective swing trainer on the market:

o Can be used with any club in your bag, rather than a training club that you can't use on the course;
o Golf balls can be struck at full speed without risk of injury or damage to clubs or the Plane Stick;
o Works for both right- and left-handed golfers, as well as golfers of all shapes and sizes;
o    No assembly is required;
o    Comes  with  a  25  minute   "How  to"   instructional   video   hosted  by
     world-renowned golf instructor Rick Smith;
o    Provides instant visual and kinesthetic feedback while hitting balls; and
o    Useful for all skill levels, from beginners to tour professionals.

In addition to the Swing Plane, Plane Stick, ESI will seek to market other golf mechanical, literary and video learning aids. To date, we have not identified any other products that could be potentially brought to market.

     Distribution Methods of the Products

Our sales strategy will be based on the following elements:

o    Identify marketable products.

     We  plan  to  seek  to  evaluate  new  products  to  introduce  to  market.
     Significantly all evaluation will be conducted by our officers and directors.

     We do not intend to develop any golf merchandise internally. We will rely solely upon the efforts of outside sources to research, develop and refine all products. ESI has no exclusive arrangements with third parties to develop merchandise specifically for us.

o    Develop relationships with third party manufacturers.

     The initial focus will be on building relationships with 3rd parties that will manufacture golf learning products timely and on a cost-effective basis. We plan to utilize manufacturers based in Asia to supply components of our products, many of which are expected to be the single source for the component supplied. We have not identified any specific manufacturer as of the date of this prospectus.

o    Establish a sales and marketing plan.

     ESI initially plans to market its products domestically. In our first six months after commencing our planed principal operations, we will seek to develop and institute a plan to market our company and products. Using the Internet for marketing and sales is an important component of our growth strategy. We plan to establish a website at www.expertsystems.com for customers to be able to gain information about and to purchase our products.

     Direct sales efforts will initially be an important component of our marketing method. ESI plans to produce a 30-minute product infomercial using Direct Response Television ("DRTV"). We believe that this infomercial will demonstrate the attributes of the Swing Plane, Plane Stick for consumers to view from the comfort of their own home. Additionally, mailing lists targeting golfers can be purchased at a relatively cost-effective basis and encompasses traditional mailing addresses, as well as e-mail addresses. The company does not have any arrangements to purchase mailings lists, nor has ESI formulated direct mail brochures.

     We believe personal relationships can cultivate business sales. As a result, we may seek to engage sales representatives to sell merchandise directly to golf courses, instructional schools and retail stores. We believe this will provide us with additional revenue opportunities. These representatives will be paid on a commission basis, and are not intended to be salaried employees, which will allow us to preserve our capital. We have not attempted to engage independent sales representatives at this time.

     In addition, ESI intends to secure display space in regional trade shows and related events. One such trade show is the PGA Merchandise Show, considered by the industry as the largest golf expo in the world. Exposure at such an event is expected to generate brand awareness and recognition. We have not appeared in any trade show and do not currently have plans to do so until we commence our operations.

     Industry background and competition

We are a small, start-up company that has not generated any revenues and lacks a customer base. Significantly all of our competitors have longer operating histories, longer client relationships and greater financial, management, technology, development, sales, marketing and other resources than we do. The instructional golf products we plan to market will generally compete in the recreation, fitness and sports training markets, which our management believes are highly competitive.

The golf industry, in specific, has been characterized by widespread imitation of popular products. Increased competition generally, and the introduction or promotion of competing products specifically, could prohibit out sales and profitability by exerting pricing pressure, reducing market share and/or creating other obstacles.

In the golf industry, a product's ability to compete is dependent, in part upon, its ability to satisfy various subjective preferences of golfers, including the look and "feel" of a golf product and the level of acceptance that the product has achieved among professional and other golfers. The subjective preferences of purchasers of golf training products may be subject to rapid and unanticipated changes. There are numerous recreational and exercise devices, equipment and other apparatus in the general fitness industry, as well as several golf-targeted products, such as swing-enhancing products, on the market.
Additionally, we cannot assure you that further fitness and golf-training devices will not be developed and successfully marketed or that the technology incorporated in the Swing Plane, Plane Stick or other products we may market will not become obsolete.

 Sources and availability of raw materials and the names of principal suppliers

We have entered into a license agreement with Swing Plane Enterprises to sell the Plane Stick instructional golf tool.

 Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

We believe our success depends on the development of our brand name and reputation, which is epitomized in our corporate logos and marks. We have not applied for any patent, trademark or copyright protection for these proprietary identifiers. We expect to register for intellectual property protection rights once our profitability improves and we can meet the expense of patent, trademark and copyright lawyers.

We currently have a license agreement with Swing Plane Enterprises for the right to sell the Plane Stick. Although we hold rights to sell this product, the licensor retains all title and ownership. The agreement terminates automatically on January 1, 2007, unless otherwise terminated by either party with 60 days written notice. We do not expect to violate any condition of our right to sell the licensed product.

        Need for Government Approval

We are not aware of the need to obtain governmental approval for any aspect of our operations.

        Effect of existing or probable government regulations

ESI is not aware of any existing or probable government regulations that would have a material effect on our business.

        Amount spent during each of the last two fiscal years on research and development

We do not conduct any research or development activities.

        Number of total employees and number of full time employees.

ESI is currently in the development stage. During the development stage, we plan to rely exclusively on the services of our officers and directors to set up our business operations. We believe that our operations are currently on a small scale that is manageable by a these individuals. Currently, Brandon Winton, President & CEO, and William Brent Griffin, Vice-President and Secretary, are involved in ESI business on a part time basis. There are no other full- or part-time employees. We plan to outsource the production of our products, thus our management's responsibilities are mainly administrative. While we believe that the addition of employees is not required over the next 12 months, we intend to contract sales representatives to market our products for us on an independent contractor basis. Thus, these representatives are not intended to be employees of our company.

C.   Reports to Security Holders

1. After this offering, ESI will furnish its shareholders with audited annual financial reports certified by ESI's independent accountants, and may, in ESI's discretion, furnish unaudited quarterly financial reports.
2. After this offering, ESI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.
3. The public may read and copy any materials ESI files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site (http://www.sec.gov).


MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION
----------------------------------------------
This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

     Management's Discussion

ESI was incorporated in the State of Nevada on April 16, 2002. ESI is a startup and has not yet realized any revenues. Our efforts have focused primarily on the development and implementation of our business plan. No development related expenses have been or will be paid to affiliates of ESI.

In our initial operating period from inception to June 30, 2004, we generated no revenues while incurring $18,542 in expenses. This resulted in a cumulative net loss of $18,542 for the period. The cumulative net loss was attributable solely to professional fees and general and administrative expenses related to the costs of start-up operations.

Since our incorporation, we have raised capital through private sales of our common equity. In July 2002, we issued 5,000,000 shares of our common stock to Brandon Winton, an officer and director, in exchange for services performed valued at $5,000. In December 2003, we issued 5,000,000 shares of our common stock to William Griffin, an officer and director, in exchange for services performed valued at $5,000. Additionally, we sold an aggregate of 375,000 shares of our common stock to unrelated third parties for cash proceeds of $15,000.

Generating sales in the next six to 12 months is important to support our planned ongoing operations. However, we cannot guarantee that we will generate such growth. If we do not generate sufficient cash flow to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management does not expect to incur research and development costs

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

Our management does not anticipate the need to hire additional full- or part-time employees over the next 12 months, as the services provided by our officers and directors appear sufficient at this time. We believe that our operations are currently on a small scale that is manageable by a few individuals. We plan to outsource the production of our products, thus our management's responsibilities are mainly administrative. While we believe that the addition of employees is not required over the next 12 months, we intend to contract sales representatives to market our products for us as independent contractors and will be paid on a commissioned basis. Thus, these representatives are not intended to be employees of our company.

We have not paid for expenses on behalf of any of our directors. Additionally, we believe that this fact shall not materially change.

     Plan of Operation

We intend to establish ourselves as a direct response marketing company. ESI plans to distribute golf products to the retail golf market and golf pro shops. We will initially focus our efforts on marketing the Swing Plane, Plane Stick swing trainer created by Swing Plane Enterprises. We entered into a licensing agreement with Swing Plane Enterprises to distribute the Swing Plane, Plane Stick. Manufacturing of the Swing Plane, Plane Stick is the responsibility of Swing Plane Enterprises and is currently being assembled by a third-party located in Ningboo, China. We have no other relationships to distribute golf merchandise and have not identified any other golf products to bring to market.

Two key objectives have been identified as critical success factors in order for ESI to implement its planned business operations:

1. Branding the product and building national brand name recognition: ESI's objective is to gain general acceptance of the Plane Stick with retail consumers. Up to 10% of the proceeds of this offering is expected to be used on marketing efforts and branding the product.

     ESI plans to produce a 30-minute product infomercial using DRTV, as well as using various direct response mediums. We believe that utilizing a recognizable golf professional to appear in the Swing Plane, Plane Stick DRTV infomercial is fundamental in branding the product. The individual chosen to host the infomercial must be familiar, trusted and have the ability to demonstrate and integrate all the attributes of the Swing Plane, Plane Stick into a comfortable, educational and persuasive viewing experience. We have not contacted any golf professional to appear in our proposed infomercial, and we cannot guarantee that we will be able to obtain the services of a familiar individual under terms and conditions acceptable to our financial situation.

     The following factors will be looked at in more depth in an effort to create what we believe is the most effective campaign possible:

     o National, regional and local media pricing, including broadcast, conventional and electronic direct mail and print;

     o    Target  markets  research  to  determine  the best  way to reach  golf
          consumers   and  green   grass   professionals   through  the  various
          advertising mediums;

     o Investigating an airing schedule to include a combination of both long- and short-form infomercials; and

     o Utilizing the services of a third-party inbound direct response marketing call center company that can provide multiple response routes and immediate access to ordering.

2. Establishing an Internet presence: We believe that developing an e-commerce enabled website is critical to reaching a broad consumer base. Our proposed website at www.expertsystems.com will be designed as an e-commerce enabled site and is expected to support the DRTV customer service system.

     ESI intends to use the planned website as a mechanism to collect contact names, addresses, phone numbers, e-mail addresses and customer profiles that could potentially be used to facilitate future marketing efforts. ESI does not expect to generate revenue from the website in the initial six months.

     To maximize the sales potential of our website, ESI intends to utilize Internet search engine placement and submission strategies, guaranteed traffic driving services, and a direct e-mail campaign designed to drive people directly to the website to learn more about the product and/or to make a purchase. ESI does not expect to generate revenue from the website in the initial six months of the website becoming fully-operational.


Our key success milestones in the first six months after commencing operations are:

1.   Establish an Internet presence

     Using funds allocated to website development in the Use of Proceeds section, ESI plans to develop an e-commerce-enabled website at www.expertsystems.com with a shopping cart that will enable consumers to purchase any number of products.

 2. Internet Marketing

     In the initial six months following this offering, ESI's promotional strategy will focus on increasing website visibility. ESI has identified the following services that we believe will support this objective:

     o Utilize search engine placement and keyword submission optimization services to increase the visibility of the website to our target market and

     o Utilize "Guaranteed Traffic Banner Advertising" to generate a specific number of visits to our website by individuals in our target market.

     ESI intends to use the planned website as a mechanism to collect contact names, addresses, phone numbers, e-mail addresses and customer profiles that could potentially be used to facilitating future marketing efforts.

     To maximize the sales potential of our website, ESI expects the above strategies to be effective in driving people directly to the website to learn more about the product and eventually make purchase. ESI does not expect to generate revenue directly from the website in the initial six months of becoming fully-operational.


3.   Strategic Planning and Research

     We must attempt to anticipate consumer demands and preferences to prevent from stocking unsaleable merchandise. Although we cannot assure you that we will be successful in indentifying trends in the marketplace, our management believes that planning and research is critical to gain a clear understanding of why consumers would decide to purchase a product we may carry over other similar competing products. We believe that in the future we may pursue other revenue opportunities, as appropriate, in connection with the needs of today's avid golfers. We may also explore establishing strategic relationships and/or potential revenue-sharing arrangements with various complementary product and service providers. There is no assurance of when, if ever, we will derive revenues from these as yet unidentified strategic relationships and/or potential revenue-sharing arrangements.

ESI believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months. The table below illustrates the financing needs and anticipated sources of funds for the elements of ESI business plan that constitute top priorities. Each material event or milestone listed in the table below will be required until revenues are generated. These milestones are expected to be in place in the first six months after funding.

                               Use of Proceeds Line Item   Minimum Offering   Maximum Offering
                               -------------------------- -----------------  -----------------

Establish an Internet presence        Website Development            $5,000            $10,000
Internet Marketing                              Marketing            $1,000            $10,000
Planning and Research             General Working Capital            $3,000            $32,000


Additional strategies that we may choose to implement in the first 12 months after commencing operations are dependent on our ability to raise more than the minimum from this offering. Additional strategies ESI is exploring are:

1. Enhancing the appearance of and further developing our proposed website with additional content including graphics, information and interactive applications including additional service features throughout the first and second year of operations.

2. Expanding promotion of our product offerings to potential customers via print advertising in related industry publications, as well as developing future retail rollout strategies that will target both sporting good stores and mass market retailers.

We currently do not have any material contracts and or affiliations with third parties. ESI expects to build affiliations in the first six months after the completion of the offering.

No alternative sources of funds are available to us in the event we do not raise adequate proceeds from this offering. ESI believes that we can maintain our corporate existence for the next 12 months even without the proceeds of this offering. However, in that case, ESI will not be able to commence planned principal operations.

Depending on the outcome of this offering, ESI foresees one of the following basic scenarios:

  o If ESI raises only the minimum of $20,000.00 in this offering, then ESI believes it will be able to execute its business plan adequately and operate as a going concern. ESI does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow. ESI believes that using a minimum of $5,000 for web development will be satisfactory to establish and keep a website operational over the next 12 months. The site is expected to be fully functional but will have limited graphic appearance and depth. For example, the web pages and descriptions may be brief, with efforts focusing on adding third party links, and affiliate features on the website. ESI's working capital as addressed in use of proceeds will be kept at a minimum of $3,000.

     The minimum of $1,000 allocated for marketing will be focused on online advertising and increasing Internet exposure and traffic. ESI has identified a handful of online advertising products offered by Microsoft bCentral that fit our allocated budget and support the business goals and objectives in the event only the minimum is raised in this offering. Although a plan of operations has not been developed dedicating the funds to any specific software/service(s), some of the services the Company is considering are "Guaranteed Traffic Banner Advertising", "Site Optimization and Search Engine Submissions," and an "Online Business Listing," all of these products are offered by Microsoft bCentral.

  o In the event ESI raises $50,000, 50% of the maximum offering, ESI does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow. Also the management may move immediately to implement promotional mailing campaigns, engagement of public relations firms as management sees fit. Management will use $3,000.00 of the $5,000.00 allocated for marketing to further explore and implement additional online marketing efforts as well as print ads designed specifically for placement in industry and related publications. The remaining $2,000 will be kept in reserve for unforeseen expenses and/or opportunities. Management will use $5,000.00 of the $10,000.00 allocated for website development & maintenance to enhance the graphic appearance and increase the interactive features. The remaining $5,000 will be kept in reserve for unforeseen expenses and/or opportunities. Growth of the company should not be adversely impacted. In the event sufficient sales are not generated in the first six to eight months, the company's growth could be slower than anticipated.

  o In the event ESI raises $75,000, 75% of the maximum offering, ESI does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.

     Management will use $5,000.00 of the $7,500.00 allocated for marketing to move immediately to implement promotional mailing campaigns, engagement a public relations firms and explore further widespread marketing efforts. The remaining $2,500 will be kept in reserve for unforeseen expenses and/or opportunities. Management will use $5,000.00 of the $10,000.00 allocated for website development & maintenance to implement further affiliate programs, and develop interactive applications on the website. The remaining $5,000 will be kept in reserve for unforeseen expenses and/or opportunities. This funding level should be more than sufficient to execute the business plan and growth strategy in full. Our growth should not be adversely impacted at this level of funding.

  o In the event ESI raises the maximum of $100,000.00, ESI does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow. Management will use $7,000.00 of the $10,000.00 allocated for marketing to move immediately to implement promotional mailing campaigns, engagement a public relations firms implement widespread marketing efforts individually as management sees fit. The remaining $3,000 will be kept in reserve for unforeseen expenses and/or opportunities. Management will use $7,000.00 of the $10,000.00 allocated for website development & maintenance to fund the advanced technical features (better graphic, streaming video features, and interactive applications). The remaining $3,000 will be kept in reserve for unforeseen expenses and/or opportunities. This funding level should be more than sufficient to fully execute our business plan and growth strategy.


DESCRIPTION OF PROPERTY
------------------------
ESI's uses office space at 6900 E. Princess Dr. #2176, Scottsdale, AZ 85054. This space measures approximately 400 square feet. Mr. Brandon Winton, a director and shareholder, is providing the office space at no charge to ESI. We believe that this arrangement is suitable given that our current operations are primarily administrative. We also believe that we will not need to lease additional administrative offices for at least the next 12 months. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
-----------------------------------------------
In July 2002, ESI issued 5,000,000 shares of $0.001 par value common stock to Brandon Winton, an officer and director, in exchange for services performed valued at $5,000.

In December 2003, we issued 5,000,000 shares of our common stock to William Griffin, an officer and director, for services rendered in the amount of $5,000.

ESI uses office space and services provided without charge by Brandon Winton, a director and shareholder.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------

     Market Information

As of the date of this Prospectus, there is no public market in ESI's common stock.

As of the date of this Prospectus,

o there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of ESI;
o 10,375,000 shares of common stock of ESI are currently restricted from resale pursuant to Rule 144 under the Securities Act. There is no stock that ESI agreed to register for sale;
o in the future, all 10,375,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act; and
o other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

     Holders

As of the date of this Prospectus, ESI has approximately 10,375,000 shares of $0.001 par value common stock issued and outstanding held by four shareholders of record. ESI's Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

     Dividends

ESI has never declared or paid any cash dividends on its common stock. For the foreseeable future, ESI intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including ESI's financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

EXECUTIVE COMPENSATION
-----------------------

                                             Summary Compensation Table

                                Annual Compensation                                   Long-Term Compensation
                             ---------------------------             -------------------------------------------------
         Name and             Year   Salary    Bonus       Other      Restricted   Securities
                                                           Annual        Stock     Underlying    LTIP      All Other
                                                         Compensation    Awards      Options    Payouts   Compensation
    Principal Position                 ($)       ($)       ($)            ($)         (#)        ($)         ($)
---------------------------- ------- --------- --------- ----------- -----------  ----------- ---------  -------------
      Brandon Winton          2004           -         -            -                       -         -              -
         President            2003           -         -            -                       -         -              -
                              2002           -         -            -      5,000            -         -              -

   William Brent Griffin      2004           -         -            -                       -         -              -
      Vice-President          2003           -         -            -      5,000            -         -              -
---------------------------- ------- --------- --------- ----------- -----------  ----------- ---------  -------------

There are no existing or planned option/SAR grants.

ESI does not have employment agreements with Brandon Winton and William Brent Griffin, the company's officers and directors.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.


FINANCIAL STATEMENTS
---------------------

a)   Audited Financial Statements for the Years Ended December 31, 2003 and 2002

b)   Reviewed Financial Statements for the Periods Ended June 30 2004 and 2003



   Audited Financial Statements for the Years Ended December 31, 2003 and 2002



                              EXPERT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          INDEX TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002



                                                                          Page

Independent Auditors' Report .................................................29

Financial Statements

     Balance Sheets at December 31, 2003 and 2002.............................30

     Statements of Operations for the Year Ended
     December 31, 2003 and period April 16, 2002 (Inception)
     through December 31, 2002 with Cumulative Totals Since
     Inception................................................................31

     Statements of Changes in Stockholders' Equity (Deficit)
     for the Periods April 16, 2002 through
     December 31, 2003 .......................................................32

     Statements of Cash Flows for the Year Ended
     December 31, 2003 and Period April 16, 2002 (Inception)
     through December 31, 2002 with Cumulative Totals Since
     Inception ...............................................................33

Notes to Financial Statements ................................................34

                          INDEPENDENT AUDITORS' REPORT


To the Stockholder
Expert Systems, Inc.
Phoenix, AZ

We have audited the accompanying balance sheets of Expert Systems, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2003 and the period April 16, 2002 (Inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's operating and financing plans in regards to these matters are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Expert Systems, Inc. as of December 31, 2003 and 2002, and the changes in its operations, changes in stockholders' equity (deficit) and cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.


Bagell Josephs & Company, L.L.C.

Bagell Josephs & Company, L.L.C.
Gibbsboro, New Jersey

January 22, 2004

                              EXPERT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                  ASSET
                                                        2003          2002
                                                 =============== ==============
Current Asset:
   Cash and cash equivalents                              $6,785             $-
                                                 --------------- --------------
     Total Current Asset                                   6,785              -
                                                 --------------- --------------
TOTAL ASSET                                               $6,785             $-
                                                 =============== ==============


                LIABILITY AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITY
Current Liability:
   Accounts payable                                         $191             $-
                                                 --------------- --------------
     Total Current Liability                                 191              -
                                                 --------------- --------------
     Total Liability                                         191              -

                                                 --------------- ---------------
STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, $.001 Par Value;
    25,000,000 shares authorized
   10,250,000 and 5,000,000 shares
     issued and outstanding                               10,250          5,000
   Additional paid-in capital                              9,750              -
   Deficit accumulated during the development
   stage                                                 (13,406)        (5,000)
                                                 --------------- --------------
     Total Stockholders' Equity (Deficit)                  6,594              -
                                                 --------------- --------------
                                                 --------------- --------------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                                         $6,785             $-
                                                 =============== ==============


The accompanying notes are an integral part of the financial statements.

                              EXPERT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEAR ENDED DECEMBER 31, 2003 AND PERIOD
              APRIL 16, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                             Cumulative Totals
                                                          April 16, 2002 through
                                      2003        2002      December 31, 2003
                                    ---------- ---------- ----------------------
OPERATING REVENUES
   Sales                                    $-         $-                    $-

COST OF SALES                                -          -                     -
                                    ---------- ---------- ----------------------

GROSS PROFIT (LOSS)                          -          -                     -
                                    ---------- ---------- ----------------------


OPERATING EXPENSES
 Professional fees                       7,500      5,000                12,500
 General and administrative expenses       906          -                   906
                                    ---------- ---------- ----------------------
     Total Operating Expenses            8,406      5,000                13,406
                                    ---------- ---------- ----------------------

NET LOSS                               $(8,406)   $(5,000)             $(13,406)
                                    ========== ========== ======================



The accompanying notes are an integral part of the financial statements.

                              EXPERT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
      FOR THE PERIODS APRIL 16, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002




                                                       Deficit
                                                       Accumulated
                                           Additional  During the
                           Common Stock    Paid-in     Development
    Description        Shares     Amount   Capital     Stage           Total
-------------------- ---------- ---------- ----------  ------------ ------------
Balance, April 16,
2002                         -     $     -     $    -      $      -     $     -

Issuance of shares
for services          5,000,000      5,000          -             -       5,000

Net loss for the
period April 16,
2002 through
December 31, 2002             -          -          -        (5,000)     (5,000)
                     ========== ========== ========== ============= ============

Balance, December
31, 2002              5,000,000      5,000          -        (5,000)          -

Issuance of shares
for services          5,000,000      5,000          -             -       5,000

Issuance of shares
for cash                250,000        250      9,750             -      10,000

Net loss for the
year ended
December 31, 2003             -          -          -        (8,406)     (8,406)

Balance, December
31, 2003             10,250,000    $10,250     $9,750      $(13,406)    $(6,594)
==================== ========== ========== ========== ============= ============


The accompanying notes are an integral part of the financial statements.

                              EXPERT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 2003 AND
           PERIOD APRIL 16, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                Cumulative Totals
                                                                              April 16, 2002 through
                                                       2003         2002         December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES               ------------ ------------ -----------------------
   Net loss                                             $(8,406)     $(5,000)               $(13,406)
                                                   ------------ ------------ -----------------------
   Adjustments to reconcile net loss to net cash
      Used in operating activities

   Common stock issued for services                       5,000        5,000                  10,000

   Changes in assets and liabilities
      Increase in accounts payable                          191            -                     191
                                                   ------------ ------------ -----------------------
      Total adjustments                                   5,191        5,000                  10,191
                                                   ------------ ------------ -----------------------
      Net cash (used in) operating activities            (3,215)           -                  (3,215)
                                                   ------------ ------------ -----------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                              10,000            -                  10,000
                                                   ------------ ------------ -----------------------

      Net cash provided by financing activities          10,000            -                  10,000
                                                   ------------ ------------ -----------------------
NET INCREASE IN
   CASH AND CASH EQUIVALENTS                              6,785            -                   6,785

CASH AND CASH EQUIVALENTS -
   BEGINNING OF YEAR                                          -            -                       -
                                                   ------------ ------------ -----------------------

CASH AND CASH EQUIVALENTS - END OF YEAR                  $6,785           $-                  $6,785
                                                   ============ ============ =======================

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION

   Common stock issued for services                      $5,000       $5,000                 $10,000
                                                   ============ ============ =======================



The accompanying notes are an integral part of the financial statements.

                              EXPERT SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 1 - NATURE OF BUSINESS

     Expert Systems, Inc. (the "Company"), a development stage company, was incorporated in the State of Nevada on April 16, 2002. The Company, is engaged in the business of bringing various golf products to the retail golf market. The first product the Company will bring to market will be the "Swing Plane, Plane Stick" a golf swing trainer. The Company will bring the Swing Plane, Plane Stick to the retail golf market through direct response marketing, along with a retail rollout strategy through chain sporting good stores, golf retail and pro shops. Invented by a Swing Plane Enterprises LLC. Founder and a PGA Member, the "Swing Plane, Plane Stick" swing trainer helps golfers cure a number one swing fault in golf, the dreaded "over the top" swing, which produces slices, pulls and numerous other poor golf shots. Due to its unique design features, the "Swing Plane, Plane Stick" can also aid in eliminating a wide array of other swing faults. In fact, The "Swing Plane, Plane Stick" in its short existence has already evolved into what is now known as the "Swing Plane, Plane Stick Training System" consisting of over twenty different uses.

     Currently, many instructors nationwide and over 50 Golf Magazines Top 100 Instructors are using the "Swing Plane, Plane Stick" as an integral part of their teaching curriculums. With approximately 65,000,000 golfers worldwide the Company has yet to even scratch the surface of the market potential. The Company plans on capitalizing on its distribution network in the specialty golf market and retail sporting goods stores, to bring "Swing Plane, Plane Stick" and other proprietary golf products, to the retail golf market.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Development Stage Company

     The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has devoted substantially all of its efforts to business planning, research and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

     Cash and Cash Equivalents

     For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

     The Company maintains cash and cash equivalent balances at a financial institutions that is insured by the Federal Deposit Insurance Corporation up to $100,000.

     Revenue Recognition

     The Company's financial statements are prepared under the accrual method of accounting. Revenues are recognized in the period the services are performed and costs are recorded in the period incurred rather than paid for.

     Fair Value of Financial Instruments

     The Company's financial instruments are all carried at amounts that approximate their estimated fair value as of December 31, 2003 and 2002.

     Income Taxes

     The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relate to the net operating loss carryforwards generated by sustaining deficits during the development stage.

     Advertising Costs

     Advertising and promotions costs are expensed as incurred. The Company incurred no such expenses since inception.



                              EXPERT SYSTEMS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2003 AND 2002

NOTE 3 -  STOCKHOLDERS' DEFICIT

     On April 16, 2002 the Company was formed with one class of common stock, par value $.001. The Company authorized 25,000,000 shares of common stock.

     In July 2002, the Company issued 5,000,000 shares of stock to its officer for services valued at $5,000.

     In December 2003, the Company issued 5,000,000 shares to its officer for services valued at $5,000.

     In December 2003, the Company issued 250,000 shares for cash of $10,000.

NOTE 4 -  GOING CONCERN

     As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the year ended December 31, 2003 and period ended December 31, 2002. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company's ability to continue as a going concern.

     Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts.

     The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 5 -  PROVISION FOR INCOME TAXES

     Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

     At December 31, 2003 and 2002, deferred tax assets consist of the following:

                                              2003      2002
                                           --------- ---------
     Net operating loss carryforwards         $4,022    $1,500
     Less: valuation allowance                (4,022)   (1,500)
                                           --------- ---------
                                                $-0-      $-0-
                                           ========= =========

     At December 31, 2003 and 2002, the Company had federal net operating loss carryforwards in the approximate amounts of $13,406 and $5,000, respectively available to offset future taxable income through 2019. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

   Reviewed Financial Statements for the Periods Ended June 30, 2004 and 2003

                              EXPERT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          REVIEWED FINANCIAL STATEMENTS
                             JUNE 30, 2004 AND 2003


                              EXPERT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     INDEX TO REVIEWED FINANCIAL STATEMENTS
                             JUNE 30, 2004 AND 2003

                                                                           Page

Accountants' Review Report....................................................38

Reviewed Financial Statements
     Balance Sheets at June 30, 2004 and 2003.................................39

     Statements of Operations for the Six Months Ended
     June 30, 2004 and 2003 with Cumulative Totals Since
     Inception................................................................40

     Statements of Changes in Stockholders' Equity (Deficit)
     for the Periods April 16, 2002 through
     June 30, 2004............................................................41

     Statements of Cash Flows for the Six Months Ended
     June 30, 2004 and 2003 with Cumulative Totals Since
     Inception ...............................................................42

Notes to Financial Statements.................................................43

                           ACCOUNTANTS' REVIEW REPORT

To the Stockholder
Expert Systems, Inc.
Phoenix, AZ

We have reviewed the accompanying balance sheets of Expert Systems, Inc. (the "Company") as of June 30, 2004 and 2003, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the six months then ended with cumulative totals since inception, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the responsibility of the Company's management.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's operating and financing plans in regards to these matters are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/S/ BAGELL, JOSEPHS & COMPANY, L.L.C.
--------------------------------------
    BAGELL, JOSEPHS & COMPANY, L.L.C.
    Gibbsboro, New Jersey

    July 20, 2004

                              EXPERT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             REVIEWED BALANCE SHEETS
                             JUNE 30, 2004 AND 2003



                                      ASSET
                                                    2004            2003
                                              ---------------  ----------------
Current Asset:
   Cash and cash equivalents                           $6,621                $-
                                              ---------------  ----------------
     Total Current Asset                                6,621                 -
                                              ---------------  ----------------
TOTAL ASSET                                            $6,621                $-
                                              =============== =================


                   LIABILITY AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITY
Current Liability:
   Accounts payable                                      $163                $-
                                              ---------------  ----------------
   Total Current Liability                                163                 -
                                              ---------------  ----------------
   Total Liability                                        163                 -
                                              ---------------  ----------------
STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, $.001 Par Value;
   25,000,000 shares authorized
   10,375,000 and 5,000,000
   shares issued and outstanding                       10,375             5,000
   Additional paid-in capital                          14,625                 -
   Deficit accumulated during the
   development stage                                  (18,542)           (5,000)
                                              ---------------  ----------------

   Total Stockholders' Equity (Deficit)                 6,458                 -
                                              ---------------  ----------------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                                      $6,621                $-
                                              ===============  ================


The accompanying notes are an integral part of the financial statements.

                              EXPERT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        REVIEWED STATEMENTS OF OPERATIONS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)
                                                              Cumulative Totals
                                                               April 16, 2002
                                                                  through
                                          2003       2002       June 30, 2004
                                      ----------- ----------- -----------------
OPERATING REVENUES
   Sales                                       $-          $-                $-

COST OF SALES                                   -           -                 -
                                      ----------- ----------- -----------------
GROSS PROFIT (LOSS)                             -           -                 -
                                      ----------- ----------- -----------------

OPERATING EXPENSES
   Professional fees                        3,965           -            16,465
   General and administrative expenses      1,171           -             2,077
                                      ----------- ----------- -----------------
       Total Operating Expenses             5,136           -            18,542
                                      ----------- ----------- -----------------

NET LOSS                                  $(5,136)         $-          $(18,542)
                                      =========== =========== =================


The accompanying notes are an integral part of the financial statements.

                             EXPERT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
         REVIEWED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
      FOR THE SIX MONTHS ENDED JUNE 30, 2004, YEAR ENDED DECEMBER 31, 2003
       AND THE PERIOD APRIL 16, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002




                                                                                    Deficit
                                                                                 Accumulated
                                                                                  During the
                                              Common Stock         Additional    Development
            Description                Shares         Amount     Paid-in Capital    Stage            Total
----------------------------------- -------------- -------------- -------------- --------------  --------------
Balance, April 16, 2002                          -             $-             $-             $-              $-

Issuance of shares for services          5,000,000          5,000              -              -           5,000

Net loss for the period April 16,
2002 through December 31, 2002                   -               -             -         (5,000)         (5,000)
                                    -------------- -------------- -------------- -------------- ---------------

Balance, December 31, 2002               5,000,000          5,000              -         (5,000)              -

Issuance of shares for services          5,000,000          5,000              -              -           5,000

Issuance of shares for cash                250,000            250          9,750              -          10,000

Net loss for the year ended
December 31, 2003                                -              -              -        (8,406)          (8,406)
                                    -------------- -------------- -------------- -------------- ---------------

Balance, December 31, 2003              10,250,000        $10,250         $9,750       $(13,406)        $(6,594)

Issuance of shares for cash                125,000            125          4,875              -           5,000

Net loss for the six months ended
June 30, 2004                                    -              -              -         (5,136)         (5,136)
                                    -------------- -------------- -------------- -------------- ---------------

                                        10,375,000        $10,375        $14,625       $(18,542)        $(6,458)
                                    ============== ============== ============== ============== ===============


The accompanying notes are an integral part of the financial statements.

                              EXPERT SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        REVIEWED STATEMENTS OF CASH FLOWS
                        FOR THE SIX MONTHS ENDED JUNE 30
                                 , 2004 AND 2003

                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                              Cumulative Totals
                                                                            April 16, 2002 through
                                                        2003        2002        June 30, 2004
CASH FLOWS FROM OPERATING ACTIVITIES                 ----------- ----------- ---------------------
   Net loss                                              $(5,136)         $-              $(18,542)
                                                     ----------- ----------- ---------------------
   Adjustments to reconcile net loss to net cash
      Used in operating activities

   Common stock issued for services                            -           -                10,000

   Changes in assets and liabilities
      Increase (decrease) in accounts payable                (28)          -                   163
                                                     ----------- ----------- ---------------------
      Total adjustments                                      (28)          -                10,163
                                                     ----------- ----------- ---------------------
      Net cash (used in) operating activities             (5,164)          -                (8,379)
                                                     ----------- ----------- ---------------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                                5,000           -                15,000
                                                     ----------- ----------- ---------------------
      Net cash provided by financing activities            5,000           -                15,000
                                                     ----------- ----------- ---------------------
NET INCREASE (DECREASE) IN
   CASH AND CASH EQUIVALENTS                                (164)          -                 6,621

CASH AND CASH EQUIVALENTS -
   BEGINNING OF PERIOD                                     6,785           -                     -
                                                     ----------- ----------- ---------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                 $6,621          $-                $6,621
                                                     =========== =========== =====================

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION

   Common stock issued for services                           $-          $-               $10,000
                                                     =========== =========== =====================


The accompanying notes are an integral part of the financial statements.

                              EXPERT SYSTEMS, INC.
                     NOTES TO REVIEWED FINANCIAL STATEMENTS
                             JUNE 30, 2004 AND 2003

NOTE 1 - NATURE OF BUSINESS

     Expert Systems, Inc. (the "Company"), a development stage company, was incorporated in the State of Nevada on April 16, 2002. The Company, is engaged in the business of bringing various golf products to the retail golf market. The first product the Company will bring to market will be the "Swing Plane, Plane Stick" a golf swing trainer. The Company will bring the Swing Plane, Plane Stick to the retail golf market through direct response marketing, along with a retail rollout strategy through chain sporting good stores, golf retail and pro shops. Invented by a Swing Plane Enterprises LLC. Founder and a PGA Member, the "Swing Plane, Plane Stick" swing trainer helps golfers cure a number one swing fault in golf, the dreaded "over the top" swing, which produces slices, pulls and numerous other poor golf shots. Due to its unique design features, the "Swing Plane, Plane Stick" can also aid in eliminating a wide array of other swing faults. In fact, The "Swing Plane, Plane Stick" in its short existence has already evolved into what is now known as the "Swing Plane, Plane Stick Training System" consisting of over twenty different uses.

     Currently, many instructors nationwide and over 50 Golf Magazines Top 100 Instructors are using the "Swing Plane, Plane Stick" as an integral part of their teaching curriculums. With approximately 65,000,000 golfers worldwide the Company has yet to even scratch the surface of the market potential. The Company plans on capitalizing on its distribution network in the specialty golf market and retail sporting goods stores, to bring "Swing Plane, Plane Stick" and other proprietary golf products, to the retail golf market.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Development Stage Company

     The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has devoted substantially all of its efforts to business planning, research and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

     Cash and Cash Equivalents

     For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

     The Company maintains cash and cash equivalent balances at a financial institutions that is insured by the Federal Deposit Insurance Corporation up to $100,000.

     Revenue Recognition

     The Company's financial statements are prepared under the accrual method of accounting. Revenues are recognized in the period the services are performed and costs are recorded in the period incurred rather than paid for.

     Fair Value of Financial Instruments

     The Company's financial instruments are all carried at amounts that approximate their estimated fair value as of June 30, 2004.

     Income Taxes

     The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relate to the net operating loss carryforwards generated by sustaining deficits during the development stage.

     Advertising Costs

     Advertising and promotions costs are expensed as incurred. The Company incurred no such expenses since inception.


NOTE 3 - STOCKHOLDERS' DEFICIT

     On April 16, 2002 the Company was formed with one class of common stock, par value $.001. The Company authorized 25,000,000 shares of common stock.

     In July 2002, the Company issued 5,000,000 shares of stock to its officer for services valued at $5,000.

     In December 2003, the Company issued 5,000,000 shares to its officer for services valued at $5,000.

     In December 2003, the Company issued 250,000 shares for cash of $10,000.

     In May 2004, the Company issued 125,000 shares of common stock for $5,000.

NOTE 4 - GOING CONCERN

     As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the year ended December 31, 2003, period ended December 31, 2002 as well as for the six months ended June 30, 2004. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company's ability to continue as a going concern.

     Management believes that the Company's capital requirements will depend on many factors including the success of the Company's product development efforts.

     The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 5 - PROVISION FOR INCOME TAXES

     Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.


     At June 30, 2004 and 2003, deferred tax assets consist of the following:

                                                       2004       2003
                                                    ---------- ----------
     Net operating loss carryforwards                   $5,563     $1,500
     Less: valuation allowance                          (5,563)    (1,500)
                                                    ---------- ----------
                                                          $-0-       $-0-
                                                    ========== ==========


     At June 30, 2004 and 2003, the Company had federal net operating loss carryforwards in the approximate amounts of $18,542 and $5,000, respectively available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.
--------------------------------------------------------------------------------
     None.


Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

ESI's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. ESI indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at ESI's request as one of its officers or directors.

ESI may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of ESI's directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, ESI's best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. ESI has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

     SEC Registration Fee                             $     10
     Escrow Fee                                       $    500
     EDGAR Conversion Fees                            $  1,500
     Blue Sky Qualification Fees and Expenses         $    250
     Accounting Fees and Expenses                     $  1,500
     Legal Fees and Expenses                          $  4,000
     Printing and Engraving                           $    200
     Miscellaneous                                    $    250
                                                    ==========
                                                      $8210.00
     Total

Recent Sales of Unregistered Securities.

In July 2002, we issued 5,000,000 shares of our common stock to Brandon Winton, our founding shareholder and an officer and director. This sale of stock did not involve any public offering, general advertising or solicitation. The shares were issued in exchange for services performed by the founding shareholder on our behalf in the amount of $5,000.

At the time of the issuances, Mr. Winton had fair access to and was in possession of all available material information about our company, as his is an officer and director of ESI. The shares bear a restrictive transfer legend. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In December 2003, we issued 5,000,000 shares of our common stock to William Griffin, an officer and director. The shares bear a restrictive transfer legend. This sale of stock did not involve any public offering, general advertising or solicitation. The shares were issued in exchange for services performed by Mr. Griffin valued at $5,000. At the time of the issuance, Mr. Griffin had fair access to and was in possession of all available material information about our company, as his is an officer and director of ESI. On the basis of these facts, we claim that the issuance of stock to William Griffin qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In December 2003, we issued 250,000 shares of restricted common stock to Corporate Communications Network, an unrelated third party entity, in exchange for cash in the amount of $10,000, which is the equivalent of $0.04 per share. This sale of stock did not involve any public offering, general advertising or solicitation. At the time of the issuance, Corporate Communications Network was given fair access and was in possession of all available material information about ESI. Also, Corporate Communications Network has a degree of financial sophistication, which allowed that company to make an independent assessment of the investment merits of ESI. On the basis of these facts, we claim that the issuance of stock to Corporate Communications Network was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In May 2004, we issued 125,000 shares of restricted common stock at a price per share of $0.04 to Lynn-Cole Capital, an unrelated third-party entity, in exchange for cash in the amount of $5,000. This issuance of stock did not involve any public offering, general advertising or solicitation. At the time of purchase, Lynn-Cole Capital was in possession of all available material information about ESI. Furthermore, Lynn-Cole Capital has a degree of financial sophistication and is able to make an independent assessment of the investment merits of our company. On the basis of these facts, we believe the issuance of stock to Lynn-Cole Capital was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.


     Exhibits.

 Exhibit Number   Name and/or Identification of Exhibit

                Articles of Incorporation & By-Laws

   3.1             a)  Articles of Incorporation of Expert Systems, Inc. filed on April 16, 2002.
   3.2             b)  Bylaws of Expert Systems, Inc. adopted on July 8, 2002.

    5.          Opinion on Legality
                Attorney Opinion Letter.

    10.         Material Contracts
                License Agreement with Swing Plane Enterprises, LLC.

 Exhibit Number   Name and/or Identification of Exhibit


                Consent of Experts and Counsel

   23.1            a)  Consent  of  Counsel,   incorporated  by  reference  to
                      Exhibit 5 of this filing.
   23.2            b)  Consent of Independent Auditor.

                Other Exhibits

   99.1            a)  Escrow Agreement.
   99.2            b)  Subscription Agreement.


Undertakings.

In this Registration Statement, ESI is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, ESI is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, ESI includes the following undertakings in this Registration Statement:

A.   The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information
          in  the  Registration   Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES
                                 -------------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Fountain Hills, State of Arizona on August 16, 2004.

                              Expert Systems, Inc.
--------------------------------------------------------------------------------
                                  (Registrant)

By: /s/ Brandon Winton, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

         Signature                      Title                      Date
--------------------------------------------------------------------------------
  /s/ Brandon Winton           President, CEO and Director   August 31, 2004
  --------------------------
      Brandon Winton


  /s/ William Brent Griffin    Vice-President, Secretary     August 31, 2004
  --------------------------       and  Director
      William Brent Griffin